UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019 (June 14, 2019)

Pensare Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	WRLSU	The Nasdaq Stock Market LLC
Common Stock, par value $0.001 per share	WRLS	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one share of Common Stock	WRLSR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRLSW	The Nasdaq Stock Market LLC

Item 8.01.	Other Events

As previously reported, on May 31, 2019, Pensare Acquisition Corp. (the “Company”) announced that the Company’s sponsor, Pensare Sponsor Group, LLC (the “Sponsor”), had determined to adjust the contributions that it would make to the trust account established in connection with the Company’s initial public offering (the “Trust Account”), and that the Company would offer its public stockholders the right to redeem their shares of the Company’s common stock, par value $0.001 per share, issued in its initial public offering (each, a “Public Share”) in connection with such adjustment. Holders of 18,361,687 shares of the Company’s common stock have elected to redeem their shares for their pro rata portion of the funds available in the Trust Account, less any income taxes owed on such funds but not yet paid. The Company expects that holders that properly redeemed their Public Shares will receive their pro rata portion of the proceeds of the Trust Account by no later than the close of business on June 19, 2019. The per-share redemption amount for such redeemed Public Shares will be approximately $10.39. After giving effect to the redemptions 13,822,538 shares of the Company’s common stock (including 6,060,038 Public Shares) will remain issued and outstanding.

Additionally, as previously reported on May 31, 2019, the Sponsor has agreed to contribute to the Trust Account as a loan $0.033 for each Public Share that was not redeemed for each of June and July 2019, up to a maximum of $200,000 per month. The Sponsor will make an aggregate contribution of approximately $199,981 for each of June 2019 and July 2019. These two monthly contributions will be deposited in the Trust Account prior to June 21, 2019 and July 10, 2019, respectively. Accordingly, the Company expects the redemption amount per Public Share at the meeting for the Company’s business combination or the Company’s subsequent liquidation to be approximately $10.45 per Public Share (net of any additional interest that may accrue on the funds held in the Trust Account), in comparison to the current redemption amount of approximately $10.39 per Public Share, based on approximately $63 million remaining in the Trust Account after redemptions are paid as described above.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

Additional information concerning factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and in the proxy statement filed by the Company with the SEC on April 3, 2019. Our SEC filings are available publicly on the SEC’s website at http://www.sec.gov. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 19, 2019

Pensare Acquisition Corp.

By:	/s/ Darrell J. Mays
Name: Darrell J. Mays
Title: Chief Executive Officer

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